Exhibit 99.2

Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors/Financial Media: Financial Dynamics Julie Huang/Theresa Kelleher (212) 850-5600 wst@fd-us.com

WEST PHARMACEUTICAL SERVICES TO PRESENT AT THE UBS GLOBAL HEALTHCARE SERVICES CONFERENCE

LIONVILLE, PA, February 13, 2006 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced that Donald E. Morel, Jr., Ph.D, Chairman and Chief Executive Officer and William Federici, Chief Financial Officer, will be presenting at the UBS Global Healthcare Services Conference at the Grand Hyatt Hotel in New York, NY. The presentation is scheduled for Tuesday, February 14, 2006 at 11:30 a.m. (EST).

A copy of the corporate presentation and the audio portion will be available through the Investor link of the Company’s website, www.westpharma.com for 30 days.

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is the world’s premier manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. West’s customers include the world’s leading pharmaceutical, biotechnology, generic drug and medical device producers. Headquartered in Lionville, Pennsylvania, West Pharmaceutical Services supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at http://www.westpharma.com.